UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 24, 2008

CHENIERE ENERGY, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-16383	95-4352386
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

700 Milam Street Suite 800 Houston, Texas	77002
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (713) 375-5000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01	ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

On October 24, 2008, the board of directors of Cheniere Energy, Inc. (the “Company”) approved an amendment to the Rights Agreement, dated as of October 14, 2004, between the Company and Computershare Trust Company, N.A. (formerly U.S. Stock Transfer Corp.), as Rights Agent (the “Rights Agent”), as amended by the First Amendment to Rights Agreement, dated as of January 24, 2005, between the Company and the Rights Agent (collectively, the “Rights Agreement”). For that purpose, the Company and the Rights Agent entered into a Second Amendment to Rights Agreement, dated as of October 24, 2008 (the “Second Amendment”). The Second Amendment amends the Rights Agreement to change the definition of “Acquiring Person” in Section 1 of the Rights Agreement, and provides for certain other changes.

The foregoing summary of the principal terms of the Second Amendment is a general description only and is subject to the detailed terms and conditions of the Second Amendment, a copy of which is attached as Exhibit 4.1 to this Current Report on Form 8-K and incorporated herein by reference.

ITEM 3.03	MATERIAL MODIFICATION TO RIGHTS OF SECURITY HOLDERS.

See the description set out under “Item 1.01 Entry into a Material Definitive Agreement.”

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS.

d) Exhibits

Exhibit Number	Description

4.1	Second Amendment to Rights Agreement by and between Cheniere Energy, Inc. and Computershare Trust Company, N.A. (formerly U.S. Stock Transfer Corp.), as Rights Agent, dated as of October 24, 2008 (filed herewith).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHENIERE ENERGY, INC.

Date: October 24, 2008	By:	/s/ Don A. Turkleson
		Name:	Don A. Turkleson
		Title:	Senior Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description

4.1	Second Amendment to Rights Agreement by and between Cheniere Energy, Inc. and Computershare Trust Company, N.A. (formerly U.S. Stock Transfer Corp.), as Rights Agent, dated as of October 24, 2008 (filed herewith).